Exhibit 99.1

JOINT FILER INFORMATION:

Cephalopod Corporation, Lawrence Investments, LLC and Lawrence J. Ellison may be deemed to share the powers of voting and disposition of the securities described herein. The reporting persons disclaim beneficial ownership of the reported securities, except to the extent of their pecuniary interest therein. See Joint Filer Information below.

FORM 4 CONTINUATION SHEET

JOINT FILER INFORMATION

NAME:	CEPHALOPOD CORPORATION, a
California corporation

ADDRESS:	101 Ygnacio Valley Road, Suite 310
Walnut Creek, California 94596

DESIGNATED FILER:	Mollusk Holdings, LLC

ISSUER & TICKER SYMBOL:	Nobel Learning Communities, Inc. (NLCI)

DATE OF EVENT REQUIRING STATEMENT:	September 9, 2003

SIGNATURE:	CEPHALOPOD CORPORATION,
a California Corporation

/s/ PHILIP B. SIMON

By: Philip B. Simon
Its: President

FORM 4 CONTINUATION SHEET

JOINT FILER INFORMATION

NAME:	LAWRENCE INVESTMENTS, LLC, a
California limited liability company

ADDRESS:	101 Ygnacio Valley Road, Suite 310
Walnut Creek, California 94596

DESIGNATED FILER:	Mollusk Holdings, LLC

ISSUER & TICKER SYMBOL:	Nobel Learning Communities, Inc. (NLCI)

DATE OF EVENT REQUIRING STATEMENT:	September 9, 2003

SIGNATURE:	LAWRENCE INVESTMENTS, LLC,
a California limited liability company

/s/ PHILIP B. SIMON

By: Philip B. Simon
Its: President

FORM 4 CONTINUATION SHEET

JOINT FILER INFORMATION

NAME:	Lawrence J. Ellison

ADDRESS:	c/o Philip B. Simon
101 Ygnacio Valley Road, Suite 310
Walnut Creek, California 94596

DESIGNATED FILER:	Mollusk Holdings, LLC

ISSUER & TICKER SYMBOL:	Nobel Learning Communities, Inc. (NLCI)

DATE OF EVENT REQUIRING STATEMENT:	September 9, 2003

SIGNATURE:	/s/ PHILIP B. SIMON

Lawrence J. Ellison, an individual
by Philip B. Simon his attorney-in-fact